FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman,
October 5, 2010		President and Chief Executive Officer
United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. FILES REGISTRATION STATEMENT
TO OFFER ADDITIONAL COMMON SHARES

ANN ARBOR, MI – United Bancorp, Inc. (UBMI) announced today that it has filed a registration statement with the Securities and Exchange Commission to register an offering of its common stock for up to $25,000,000. No determination has been made on the offering price per share or the number of shares that will be offered. These and other terms of the offering will be determined at a later date.

Robert K. Chapman, President and Chief Executive Officer, remarked, "We believe that a common stock offering would allow us to raise capital necessary to solidify our capital position and satisfy regulatory capital requirements, and assist us to achieve our long term strategic goals and build shareholder value."

Sandler O'Neill + Partners, L.P. is the sole book-runner for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Anyone interested in obtaining additional information, including existing shareholders, should contact Sandler O’Neill & Partners, Attention: Syndicate Department, 919 Third Avenue, New York, New York 10022, or toll free at (866) 805-4128 to obtain a copy of a written prospectus for the offering when available.

About United Bancorp, Inc.

 United Bancorp, Inc. is a bank holding company that is the parent company for United Bank & Trust. United Bank & Trust has headquarters in Ann Arbor, Michigan, operates sixteen banking offices in Lenawee, Washtenaw and Monroe counties, and maintains an active wealth management group that serves the Company’s market area.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, and current expectations. Forward-looking statements are identifiable by words or phrases such as "believe," "would," "long-term," "strategic," "goals," "intend" and "expected.” Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Our ability to successfully complete an offering on favorable terms, raise capital necessary to solidify our capital position, satisfy regulatory requirements, achieve long-term strategic goals, build shareholder value, and provide an effective capability for constituents to invest is subject to conditions which are in part beyond our control and is not assured.